QEP RESOURCES INC.
2010 LONG-TERM STOCK INCENTIVE PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”) is made as of _______________________ (the “Effective Date”), between QEP Resources, Inc., a Delaware corporation (the “Company”), and ________________ (“Grantee”).

1.    Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the QEP Resources, Inc. 2010 Long-Term Stock Incentive Plan, as may be amended from time to time (the “Plan”), for good and valuable consideration, on the Effective Date, the Company hereby issues to Grantee ________ shares of the Company’s Common Stock, $.01 par value, subject to certain restrictions thereon (the “Restricted Stock”).

2.    Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred by gift or otherwise, pledged, hypothecated, or otherwise disposed of, by operation of law or otherwise, and shall be subject to forfeiture in accordance with the provisions of Section 5, below, until Grantee becomes vested in the Restricted Stock. Upon vesting, the restrictions in this Section 2 shall lapse, the Restricted Stock shall no longer be subject to forfeiture, and Grantee may transfer shares of Restricted Stock in accordance with the Securities Act of 1933 and other applicable securities laws.

3.    Enforcement of Restrictions. To enforce the restrictions set forth in Section 2, shares of Restricted Stock will be held in electronic form in an account by the Company’s transfer agent or other designee until the restrictions set forth in Section 2 have lapsed with respect to such shares, or such shares are forfeited, whichever is earlier.

4.    Vesting; Lapse of Restrictions. Except as provided otherwise in this Agreement, the Restricted Stock shall vest in three equal increments on an annual basis in March or September (depending on grant date) beginning no sooner than eight months after grant date and no later than fourteen months after grant date, subject to Grantee’s continued Service as an Employee from the Effective Date until the vesting dates (each, a “Vesting Date”).

The number of shares of Restricted Stock that are vested shall be cumulative, so that once a share becomes vested, it shall continue to be vested.

If the Vesting Date falls on a day when the New York Stock Exchange (NYSE) is closed, the Vesting Date will occur on the next day that the NYSE is open. In the event that the Vesting Date falls on a day when trading in the Common Stock has been suspended, the Vesting Date will occur on the next full day after trading resumes.

5.    Termination of Employment; Forfeiture of Restricted Stock. If Grantee’s employment with the Company terminates, shares of Restricted Stock shall be treated as follows unless Grantee is subject to an employment agreement or other agreement that governs treatment of Restricted Stock upon termination, in which case the terms of the other agreement shall govern.

(a)    Death or Disability. If Grantee’s employment with the Employer is terminated due to Grantee’s death or Disability prior to any Vesting Date, any unvested shares of Restricted Stock shall vest in full and the restrictions set forth in Section 2 shall lapse in their entirety.

(b)    Termination Following a Change in Control. If, upon a Change in Control of the Company or within the three years thereafter, Grantee’s employment with the Employer is terminated (i) by Grantee’s Employer for any reason other than Cause or (ii) by Grantee for Good Reason within 60 days following the expiration of the cure period afforded to the Company to rectify the condition giving rise to Good Reason, any unvested shares of the Restricted Stock shall vest in full and the restrictions set forth in Section 2 shall lapse in their entirety. For purposes of this Section 5(b):

(i)    “Cause” means Grantee’s:  (i) willful and continued failure to perform substantially Grantee’s duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), following written demand for substantial performance delivered to Grantee by the Board or the Chief Executive Officer of the Company; or (ii) willful engagement in conduct that is materially injurious to the Employer. For purposes of this definition, no act or failure to act on the part of Grantee shall be considered “willful” unless it is done, or omitted to be done, by Grantee without reasonable belief that Grantee’s action or omission was in the best interests of Grantee’s Employer. The Company, acting through the Board, must notify Grantee in writing that Grantee’s employment is being terminated for “Cause”. The notice shall include a list of the factual findings used to sustain the judgment that Grantee’s employment is being terminated for “Cause”.

(ii)    “Good Reason” means any of the following events or conditions that occur without Grantee’s written consent, and that remain in effect after notice has been provided by Grantee to the Company of such event or condition and the expiration of a 30 day cure period:  (i) a material diminution in Grantee’s gross annual base salary (as in effect immediately prior to the Change in Control of the Company), target incentive opportunity under any Annual Cash Incentive Plan or long-term incentive award opportunity under any Long-Term Incentive Plan or Stock Incentive Plan; (ii) a material diminution in Grantee’s authority, duties, or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom Grantee is required to report, including a requirement that Grantee report to a corporate officer or employee instead of reporting directly to the Board; (iv) a material diminution in the budget over which Grantee retains authority; (v) a material change in the geographic location at which Grantee performs services; or (vi) any other action or inaction that constitutes a material breach by the Employer of Grantee’s employment agreement (if any). Grantee’s notification to the Company must be in writing and must occur within a reasonable period of time, not to exceed 90 days, following the initial existence of the relevant event or condition. For purposes of this definition:

(1) “Annual Cash Incentive Plan” means any annual incentive plan, program or arrangement offered by the Employer pursuant to which Grantee is eligible to receive a cash award, subject in whole or in part to the achievement of performance goals over a period of no more than one year, including without limitation the QEP Resources, Inc. Cash Incentive Plan.

(2) “Long-Term Incentive Plan” means any long-term incentive plan, program or arrangement offered by the Employer pursuant to which Grantee is eligible to receive an award, subject in whole or in part to the achievement of performance goals over a period of more than one year, including without limitation the QEP Resources, Inc. Cash Incentive Plan.

(3) “Stock Incentive Plan” means any incentive plan offered by the Company pursuant to which upon or following vesting or exercise, as applicable, Grantee is entitled to receive shares of the Company’s Common Stock, including without limitation the Plan.

(c)    Other Terminations of Employment. Except as provided in Section 5(a) and Section 5(b) above, if Grantee’s employment with the Employer is terminated for any reason prior to any Vesting Date, Grantee shall forfeit all shares of Restricted Stock that are not yet vested at the time of such termination.

(d)    Manner of Forfeiture. Any shares of Restricted Stock forfeited by Grantee pursuant to this Section 5 shall promptly be transferred to the Company without the payment of any consideration therefor, and Grantee or Grantee’s attorney-in-fact, shall execute all documents and take all actions as shall be necessary or desirable to promptly effectuate such transfer. On and after the time at which any shares are required to be transferred to the Company, the Company shall not pay any dividend to Grantee on account of such shares or permit Grantee to exercise any of the privileges or rights of a stockholder with respect to the shares but shall, in so far as permitted by law, treat the Company as owner of the shares.

6.    Effect of Prohibited Transfer. If any transfer of Restricted Stock is made or attempted to be made contrary to the terms of this Agreement, the Company shall have the right to acquire for its own account, without the payment of any consideration therefor, such shares from the owner thereof or his or her transferee, at any time before or after such prohibited transfer. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives shares contrary to the provisions of this Agreement as a stockholder of the Company and may retain and/or recover all dividends on such shares that were paid or payable subsequent to the date on which the prohibited transfer was made or attempted.

7.    Rights of a Stockholder. Subject to the restrictions imposed by Section 2 and the terms of any other relevant sections hereof, Grantee shall have all of the voting, dividend, liquidation and other rights of a stockholder with respect to the Restricted Stock.

8.    Adjustments to Restricted Stock.

(a)    Adjustment by Merger, Stock Split, Stock Dividend, Etc. If the Common Stock, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, stock split, spinoff, combination of shares or otherwise), or if the number of such shares of stock shall be increased through the payment of a stock dividend, then there shall be substituted for or added to each share of Restricted Stock, the number and kind of shares of stock or other securities into which each outstanding share of Restricted Stock shall be so changed or for which each such share shall be exchanged or to which each such share shall be entitled, as the case may be.
(b)    Other Distributions and Changes in the Stock. In the event there shall be any other change affecting the number or kind of the outstanding shares of the Common Stock, or any stock or other securities into which the stock shall have been changed or for which it shall have been exchanged, then if the Committee shall, in its sole discretion, determine that the change equitably requires an adjustment in the shares of Restricted Stock, an adjustment shall be made in accordance with such determination.
(c)    General Adjustment Rules. All adjustments relating to stock or securities of the Company shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Fractional shares resulting from any adjustment to the Restricted Stock pursuant to this Section 8 may be settled as the Committee shall determine. Notice of any adjustment shall be given to Grantee.

(d)    Reservation of Rights. The issuance of Restricted Stock shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

9.    Tax Consequences. Set forth below is a brief summary as of the date of grant of certain United States federal income tax consequences of the award of the Restricted Stock. THIS SUMMARY DOES NOT ADDRESS EMPLOYMENT, SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

Unless Grantee makes a Section 83(b) election as described below, Grantee shall recognize ordinary income at the time or times the shares of Restricted Stock are released from the restrictions in Section 2, in an amount equal to the Fair Market Value of the shares on such date(s) less the amount paid, if any, for such shares, and the Company shall collect all applicable withholding taxes with respect to such income.

10.    Tax Withholding Obligations.

(a)    Upon taxation of the Restricted Stock, Grantee shall make appropriate arrangements with the Company to provide for the payment of all applicable tax withholdings. Grantee may elect to satisfy such withholding liability by:

(i)    Payment to the Company in cash;

(ii)    Deduction from Grantee’s regular pay;

(iii)    Withholding of a number of shares of vested Restricted Stock having an aggregate Fair Market Value equal to the minimum amount required to be withheld or such lesser amount as may be elected by Grantee; or

(iv)    Transfer to the Company of a number of shares of Common Stock that were acquired by Grantee more than six (6) months prior to the transfer to the Company, with such shares having an aggregate Fair Market Value equal to the amount required to be withheld or such lesser or greater amount as may be elected by Grantee, up to Grantee’s marginal tax payment obligations associated with the taxation of the Restricted Stock.

    (b)    All elections under this Section 10 shall be subject to the approval or disapproval of the Committee. Unless the Committee determines otherwise or Grantee has notified the Company in writing otherwise, Grantee shall be deemed to have elected the method described in Section 10(a)(iii). The value of shares withheld or transferred shall be based on the Fair Market Value of the stock on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

(c)    All elections under this Section 10 shall be subject to the following restrictions:

(i)    All elections must be made prior to the Tax Date;

(ii)    All elections shall be irrevocable; and

(iii)    If Grantee is an officer or director of the Company within the meaning of Section 16 of the 1934 Act (“Section 16”), Grantee must satisfy the requirements of such Section 16 and any applicable rules thereunder with respect to the use of stock to satisfy such tax withholding obligation.

11.    Section 83(b) Election. Grantee hereby acknowledges that he or she has been informed that he or she may file with the Internal Revenue Service, within thirty (30) days of the Effective Date, an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed as of the Effective Date on the amount by which the Fair Market Value of the Restricted Stock as of such date exceeds the price paid for such shares, if any.

IF GRANTEE CHOOSES TO FILE AN ELECTION UNDER SECTION 83(b) OF THE CODE, GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF.

BY SIGNING THIS AGREEMENT, GRANTEE REPRESENTS THAT HE OR SHE HAS REVIEWED WITH HIS OR HER OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT HE OR SHE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. GRANTEE UNDERSTANDS AND AGREES THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

12.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by hand delivery or by first class registered or certified mail, postage prepaid, addressed, if to the Company, to its Corporate Secretary, and if to Grantee, to his or her address now on file with the Company, or to such other address as either may designate in writing. Any notice shall be deemed to be duly given as of the date delivered in the case of personal delivery, or as of the second day after enclosed in a properly sealed envelope and deposited, postage prepaid, in a United States post office, in the case of mailed notice.

13.    Amendment. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and Grantee, and as approved by the Committee. Notwithstanding any provision in this Agreement to the contrary, including Section 14, an amendment to the Plan that would materially and adversely affect Grantee’s rights with respect to the award of Restricted Stock granted hereunder will not be effective with respect to such award.

14.    Relationship to Plan. This Agreement shall not alter the terms of the Plan. If there is a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall prevail. Capitalized terms used in this Agreement but not defined herein shall have the meaning given such terms in the Plan.

15.    Construction; Severability. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

16.    Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee appointed under the Plan, but only to the extent permitted under the Plan.

17.    Entire Agreement; Binding Effect. Once accepted, this Agreement, the terms and conditions of the Plan, and the award of Restricted Stock set forth herein, constitute the entire agreement between Grantee and the Company governing such award of Restricted Stock, and shall be binding upon and inure to the benefit of the Company and to Grantee and to the Company’s and Grantee’s respective heirs, executors, administrators, legal representatives, successors and assigns.

18.    No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Grantee any right to be retained in the employ of your Employer and this Agreement is limited solely to governing the rights and obligations of Grantee with respect to the Restricted Stock.

19.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the choice of law principles thereof.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

GRANTEE                 QEP RESOURCES, INC.

by Richard Doleshek, EVP and CFO